Exhibit 99.1
Hollywood Media Corp. Reports Third Quarter 2008 Results
BOCA RATON, Fla., November 5, 2008 — Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services, today reported financial results for the third quarter ended September 30, 2008. Results reflect the divestment of the Company’s Hollywood.com business in August 2008 and its Showtimes data business unit in August 2007, which have been accounted for as discontinued operations.
For the 2008 third quarter, Hollywood Media reported net revenues of $25.5 million compared to $26.8 million in the prior-year period. Broadway Ticketing represented 94% of net revenues with the balance attributable primarily to Ad Sales from the Company’s U.K.-based CinemasOnline business. The decline in net revenues was mainly due to a decrease of $0.8 million in revenue from the Company’s London West End ticketing operation, Theatre.com, and a decrease of $0.3 million in revenue from sales of hotel packages. As previously reported, Theatre.com has transitioned from handling its own sales to an arrangement with a third party ticket agency. As a result, Theatre.com now recognizes an agency commission based on ticket price, which reduces revenue while also lowering operating expenses.
The loss from continuing operations for the third quarter of 2008 was $1.9 million, or $0.06 per share, which includes approximately $0.4 million of non-recurring severance expense following the divestment of the Hollywood.com business and compares to a $1.7 million loss from continuing operations, or $0.05 per share, in the same period last year. Net loss for the 2008 third quarter, which includes a loss from discontinued operations of $4.4 million, was $6.3 million, or $0.20 per share, compared to net income of $8.1 million, or $0.24 per share, in the prior-year period which includes a gain from discontinued operations of $9.8 million.
The Company narrowed its EBITDA (Modified)* loss in the 2008 third quarter to $1.5 million, which, as noted above, includes approximately $0.4 million in severance costs, and compares to an EBITDA (Modified) loss of $1.6 million in last year’s third quarter. Broadway.com had EBITDA of $1.1 million in the 2008 third quarter compared to $0.9 million in the corresponding period of 2007.
Mitchell Rubenstein, Chief Executive Officer of Hollywood Media Corp., commented, “Despite a more challenging market environment, we grew sponsorship revenues on Broadway.com from both strategic sponsors as well as the shows themselves. By reducing and realigning staff in the third quarter as a result of the divestitures, we expect nearly $1.5 million in annualized savings. These savings should drive meaningful improvement in EBITDA performance.”
“As we move into our busy fourth quarter holiday season, we expect that prevailing economic conditions may impact overall demand for Broadway entertainment. While we are not immune to broader market trends with advanced orders for the fourth quarter off to a slower start, we are anticipating some positive effect in the quarter from new Broadway shows, including the hit

Hollywood Media Corp. Reports Third Quarter 2008 Results	Page 2

show, Billy Elliot, which opens November 15th, and Shrek, based on the popular animated films. We also believe that we have the right ticket inventory levels to meet anticipated demand during the holiday period.” Mr. Rubenstein concluded, “We have taken important steps to position our business for long-term performance. With the divestment of our non-core businesses, we are now largely a pure play provider in online ticketing and related services. This concentrated focus should enable us to more aggressively pursue compelling opportunities to accelerate growth while managing costs.”
At September 30, 2008, cash and cash equivalents were $14.3 million, compared to $20.9 million at June 30, 2008. The cash position at quarter end reflects the purchase of increased ticketing inventory to meet anticipated demand during the fourth quarter holiday period for Broadway’s most popular shows as well as the loss related to the sale of the Hollywood.com business.
Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s third quarter 2008 financial results on Wednesday, November 5, 2008, at 10:00 a.m. Eastern Time. To access the teleconference, please dial 888-562-3654 (U.S.) or 973-582-2703 (international) approximately 10 minutes prior to the start of the call. The reference passcode for the call is 71189453. The teleconference will also be available via live Web cast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywoodmedia.com/conference_calls.htm. Following prepared remarks, management will take questions from the audience via phone and e-mail.
If you are unable to listen to the live teleconference at its scheduled time, a replay will be available through November 24, 2008 and can be accessed by dialing 800-642-1687 or 706-645-9291 (international), passcode 71189453. An archived version of the Web cast will also be available on the investor relations portion of Hollywood Media’s Web site at http://www.hollywoodmedia.com.
About Hollywood Media Corp.
Hollywood Media is a leading provider of online ticketing services, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and its Intellectual Property division. For more information, please visit the Company’s corporate Web site, http://www.hollywoodmedia.com.
*Note on EBITDA
EBITDA and EBITDA (Modified) are non-GAAP financial measures. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service

Hollywood Media Corp. Reports Third Quarter 2008 Results	Page 3

interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA (Modified) in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2007. Such forward-looking statements speak only as of the date on which they are made, and Hollywood Media undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.
Attached are the following financial tables:
     CONSOLIDATED BALANCE SHEETS
     CONSOLIDATED STATEMENTS OF OPERATIONS
     SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,279,571	$26,758,550
Receivables, net	1,505,820	2,033,702
Inventories held for sale	7,810,684	3,950,578
Deferred ticket costs	12,910,215	16,481,861
Prepaid expenses	1,531,855	2,167,109
Other receivables	1,524,644	3,877,167
Other current assets	217,682	629,298
Restricted cash	2,600,000	—
Current assets of discontinued operations	—	1,124,714

Total current assets	42,380,471	57,022,979

PROPERTY AND EQUIPMENT, net	4,505,758	4,486,620
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	285,353	286,985
INTANGIBLE ASSETS, net	1,104,227	1,071,658
GOODWILL	28,915,993	29,343,440
OTHER ASSETS	44,710	54,993
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	—	1,712,161

TOTAL ASSETS	$77,236,512	$93,978,836

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,375,013	$3,380,403
Accrued expenses and other	3,918,585	4,403,088
Deferred revenue	19,231,341	24,235,125
Customer deposits	1,460,651	1,928,357
Current portion of capital lease obligations	160,696	141,809
Current portion of notes payable	54,161	53,422
Related party payable	3,079,119	—
Current liabilities of discontinued operations	—	2,719,289

Total current liabilities	29,279,566	36,861,493

DEFERRED REVENUE	513,213	544,491
CAPITAL LEASE OBLIGATIONS, less current portion	158,831	255,971
OTHER DEFERRED LIABILITY	875,695	616,413
NOTES PAYABLE, less current portion	59,054	94,289
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	5,776

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 32,095,552 and 31,897,983 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	320,956	318,980
Additional paid-in capital	311,101,304	310,120,531
Accumulated deficit	(265,072,107)	(254,839,108)

Total shareholders’ equity	46,350,153	55,600,403

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$77,236,512	$93,978,836

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	NINE MONTHS ENDED		THREE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008	2007

NET REVENUES
Ticketing	$83,044,397	$83,930,445	$23,981,802	$25,079,163
Other	4,995,369	4,639,588	1,540,980	1,678,807

	88,039,766	88,570,033	25,522,782	26,757,970

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	69,416,062	71,098,696	19,633,194	20,585,142
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	2,685,058	2,584,715	783,695	915,921
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	10,098,009	10,348,169	3,143,408	3,410,662
Payroll and benefits	10,249,690	10,157,783	3,475,737	3,444,605
Depreciation and amortization	1,451,359	1,014,422	466,093	358,641

Total operating costs and expenses	93,900,178	95,203,785	27,502,127	28,714,971

Loss from operations	(5,860,412)	(6,633,752)	(1,979,345)	(1,957,001)

EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	1,312,622	2,061	(4,891)	1,186

OTHER INCOME (EXPENSE)
Interest, net	392,104	(87,458)	91,771	232,163
Other, net	(40,273)	62,033	(6,691)	21,076

Loss from continuing operations before minority interest	(4,195,959)	(6,657,116)	(1,899,156)	(1,702,576)

MINORITY INTEREST IN INCOME OF SUBSIDIARIES	(97,573)	(21,488)	(31,751)	(21,106)

Loss from continuing operations	(4,293,532)	(6,678,604)	(1,930,907)	(1,723,682)

Gain (loss) on sale of discontinued operations, net of income taxes	(4,303,717)	9,953,105	(4,303,717)	9,953,105
Income (loss) from discontinued operations	(1,635,750)	319,315	(114,975)	(133,481)

Income (loss) from discontinued operations	(5,939,467)	10,272,420	(4,418,692)	9,819,624

Net Income (Loss)	$(10,232,999)	$3,593,816	$(6,349,599)	$8,095,942

Basic and diluted income (loss) per common share
Continuing operations	$(0.13)	$(0.20)	$(0.06)	$(0.05)
Discontinued operations	(0.19)	0.31	(0.14)	0.29

Total basic and diluted net income (loss) per share	$(0.32)	$0.11	$(0.20)	$0.24

Weighted average common and common equivalent shares
outstanding — basic and diluted	31,971,997	33,439,931	32,095,554	33,613,357

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Nine Months Ended September 30, 2008
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$83,044,397	$3,959,304	$1,036,065	$—	$88,039,766

Operating Income (Loss)	2,338,563	(317,053)	211,100	(8,093,022)	(5,860,412)

Net Income (Loss) from continuing operations	2,396,545	(295,810)	109,058	(6,503,325)	(4,293,532)

Add back (Income) Expense:

Interest, net	(66,280)	9,865	(3,239)	(332,450)	(392,104)
Taxes	—	(17,418)	7	59,809	42,398
Depreciation and Amortization	657,295	463,879	75	330,110	1,451,359

EBITDA Income (Loss) from continuing operations	$2,987,560	$160,516	$105,901	$(6,445,856)	$(3,191,879)

For the Nine Months Ended September 30, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$83,930,445	$3,842,545	$797,043	$—	$88,570,033

Operating Income (Loss)	1,808,754	(415,739)	41,351	(8,068,118)	(6,633,752)

Net Income (Loss) from continuing operations	1,831,281	(361,124)	29,057	(8,177,818)	(6,678,604)

Add back (Income) Expense:

Interest	(48,417)	3,309	(7,133)	139,699	87,458
Taxes	(7,400)	(55,889)	—	735	(62,554)
Depreciation and Amortization	266,151	394,549	—	353,722	1,014,422

EBITDA Income (Loss) from continuing operations	$2,041,615	$(19,155)	$21,924	$(7,683,662)	$(5,639,278)

For the Three Months Ended September 30, 2008
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$23,981,802	$1,246,955	$294,025	$—	$25,522,782

Operating Income (Loss)	858,702	(86,482)	67,879	(2,819,444)	(1,979,345)

Net Income (Loss) from continuing operations	870,867	(94,489)	32,315	(2,739,600)	(1,930,907)

Add back (Income) Expense:

Interest, net	(10,759)	1,889	(1,085)	(81,816)	(91,771)
Taxes	—	2,189	7	7,809	10,005
Depreciation and Amortization	197,775	152,222	75	116,021	466,093

EBITDA Income (Loss) from continuing operations	$1,057,883	$61,811	$31,312	$(2,697,586)	$(1,546,580)

For the Three Months Ended September 30, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$25,079,163	$1,360,457	$318,350	$—	$26,757,970

Operating Income (Loss)	857,000	(210,599)	41,472	(2,644,874)	(1,957,001)

Net Income (Loss) from continuing operations	866,935	(190,313)	23,728	(2,424,032)	(1,723,682)

Add back (Income) Expense:

Interest	(28,073)	3,419	(2,176)	(205,333)	(232,163)
Taxes	—	(22,061)	—	—	(22,061)
Depreciation and Amortization	96,747	140,168	—	121,726	358,641

EBITDA Income (Loss) from continuing operations	$935,609	$(68,787)	$21,552	$(2,507,639)	$(1,619,265)

(1)	The Ad Sales segment includes advertising sales by CinemasOnline.

(2)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.